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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement No. 333-75131 of HLM Design, Inc. on Form S-8 of our report dated June 29, 2001, appearing in this Annual Report on Form 10-K of HLM Design, Inc. for the year ended April 27, 2001.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Charlotte, North Carolina
July 19, 2001